UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

West Suburban Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

WEST

SUBURBAN

BANCORP,

INC.

2006

Notice of 2006

Annual Meeting

and

Proxy Statement

April 7, 2006

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of West Suburban Bancorp, Inc., I cordially invite and encourage you to attend the Annual Meeting of Shareholders of West Suburban, to be held on Wednesday, May 10, 2006, at 8:00 A.M. local time, at West Suburban’s headquarters located at 711 South Meyers Road, Lombard, Illinois 60148. At the meeting, we will report on our operations, our progress and the outlook for the year ahead.

Our Board of Directors has nominated five persons to serve as directors for a term of one year, all of whom are incumbent directors. Additionally, our Audit Committee has selected, and we recommend that you ratify the engagement of, Crowe Chizek and Company LLC to continue as our independent registered public accounting firm. Accordingly, our Board of Directors recommends that you vote your shares for each of the director nominees and in favor of the ratification of the engagement of Crowe Chizek and Company LLC.

We encourage you to attend the meeting in person. However, whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

A copy of our Annual Report to Shareholders for the year 2005 is also enclosed. Thank you for your attention to this important matter.

Sincerely,

Kevin J. Acker
Chairman and Chief Executive Officer

WEST SUBURBAN BANCORP, INC. 711 South Meyers Road Lombard, Illinois 60148

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 10, 2006

To the Shareholders of West Suburban Bancorp, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of West Suburban Bancorp, Inc., an Illinois corporation (“West Suburban”), will be held on Wednesday, May 10, 2006, at 8:00 A.M. local time, at West Suburban’s headquarters located at 711 South Meyers Road, Lombard, Illinois 60148. West Suburban is the parent bank holding company of West Suburban Bank, Lombard, Illinois (the “Bank,” and together with West Suburban, the “Company”). The Annual Meeting will be held for the following purposes:

1.             to elect five directors of West Suburban;

2.             to ratify the engagement of Crowe Chizek and Company LLC as the independent registered public accounting firm of the Company for the year ending December 31, 2006; and

3.             to transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors has set the close of business on March 15, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. In the event that there are not sufficient votes to establish a quorum or to approve or ratify the proposals to be considered at the Annual Meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies. The transfer books of West Suburban will not be closed.

By Order of the Board of Directors,

April 7, 2006
Lombard, Illinois	Kevin J. Acker
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU MAY REVOKE THE PROXY CARD AT ANY TIME PRIOR TO ITS EXERCISE.

WEST SUBURBAN BANCORP, INC.
PROXY STATEMENT

West Suburban Bancorp, Inc. (“West Suburban”) is a bank holding company registered under the Bank Holding Company Act of 1956. West Suburban’s subsidiary, West Suburban Bank, Lombard, Illinois, is an Illinois state-chartered bank and may be referred to in this proxy statement as the “Bank.” West Suburban, the Bank and their subsidiaries may be referred to collectively in this proxy statement as the “Company.” An Annual Report for the year ending December 31, 2005, containing financial and other information pertaining to the Company, accompanies this proxy statement. The consolidated financial statements of the Company, which are contained in the Annual Report, are incorporated into this proxy statement by reference. The mailing address of West Suburban’s principal executive office is 711 South Meyers Road, Lombard, Illinois 60148.

These proxy materials are furnished in connection with the solicitation by the Board of Directors of West Suburban of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 10, 2006, at 8:00 A.M. local time, at West Suburban’s headquarters located at 711 South Meyers Road, Lombard, Illinois 60148, and any adjournment or postponement thereof. The Board of Directors would like to have all shareholders represented at this year’s Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign your proxy, then return it to West Suburban in the accompanying envelope. No postage needs to be affixed if you mail your proxy in the United States.

The Notice of Annual Meeting of Shareholders, this proxy statement and the enclosed form of proxy will first be mailed to the shareholders of West Suburban on or about April 7, 2006. Your proxy is solicited by the Board of Directors of West Suburban.

The following is information that we believe you will find to be informative with respect to the Annual Meeting and the voting process.

Why am I receiving this proxy statement and proxy form?

You are receiving a proxy statement and proxy form from us because on March 15, 2006, the record date for the Annual Meeting, you owned shares of West Suburban Common Stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the Annual Meeting. It also gives you information concerning the matters to be considered to assist you in making an informed decision.

When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed in the proxy form, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, you should complete, sign and return your proxy form in advance of the Annual Meeting in case your plans change.

If you have signed and returned the proxy form and an issue comes up for a vote at the Annual Meeting that is not identified on the proxy form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the Annual Meeting?

You are being asked to vote on the election of directors of West Suburban and the ratification of the engagement of Crowe Chizek and Company LLC (“Crowe Chizek”) as our independent registered public accounting firm for the 2006 fiscal year. These matters are more fully described in this proxy statement.

How do I vote?

You may vote either by mail or in person at the Annual Meeting. To vote by mail, complete and sign the enclosed proxy form and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy form to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy form, but do not mark the form to provide voting instructions, the shares represented by your proxy form will be voted “FOR” the director nominees named in this proxy statement and “FOR” the ratification of the engagement of Crowe Chizek as our independent registered public accounting firm.

If you want to vote in person, please come to the Annual Meeting. We will distribute written ballots to anyone who wants to vote at the Annual Meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a proxy from your broker in order to vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy form?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of the engagement of the independent registered public accounting firm, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “How many votes are needed for each proposal?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the Annual Meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the Annual Meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•      signing another proxy with a later date and returning that proxy to the attention of our Corporate Secretary;

•      sending notice addressed to the attention of our Corporate Secretary that you are revoking your proxy; or

•      voting in person at the Annual Meeting.

If you hold your shares in the name of a broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy. You may contact our Corporate Secretary at West Suburban Bancorp, Inc., 2800 Finley Road, Downers Grove, Illinois 60515.

How many votes do we need to hold the Annual Meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. Abstentions are considered present at the Annual Meeting and counted in determining whether a quorum is present.

Shares are counted as present at the Annual Meeting if the shareholder either:

•      is present and votes in person at the Annual Meeting; or

•      has properly submitted a signed proxy form or other proxy.

On March 15, 2006, the record date, there were 432,495 shares of West Suburban Common Stock issued and outstanding. Therefore, at least 216,248 shares need to be present at the Annual Meeting.

What happens if a nominee is unable to stand for re-election?

The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than five nominees. We have no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority” to vote for the nominees for director. You may vote “for,” “against” or “abstain” with respect to the ratification of the engagement of Crowe Chizek as the Company’s independent registered public accounting firm.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy form included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

Neither the Articles of Incorporation nor the By-laws of West Suburban provide for cumulative voting. Accordingly, each share of West Suburban Common Stock is entitled to one vote on all matters submitted to the shareholders. Shares represented by broker non-votes are not considered present at the Annual Meeting and are not counted in determining whether a quorum is present. Abstentions will be counted as present for the purposes of determining whether or not a quorum is present.

The five individuals receiving the highest number of votes cast “for” their election will be elected as directors of West Suburban. The ratification of the engagement of our independent registered public accounting firm must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, and abstentions and broker non-votes will have the effect of voting against this proposal.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2006.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of West Suburban or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” each of the director nominees and “FOR” ratification of the engagement of Crowe Chizek as the Company’s independent registered public accounting firm.

ELECTION OF DIRECTORS

At the Annual Meeting to be held on May 10, 2006, five directors are to be elected to serve on the Board of Directors until the next annual meeting of shareholders or until their successors are elected and qualified. It is the intention of the persons named as proxies on the enclosed form of proxy to vote such proxy, unless indicated otherwise by the shareholder giving the proxy, in favor of the election of the nominees named below.

If for any reason any of the nominees shall become unavailable for election, the proxy will be voted for nominees selected by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee would not be available for election. The vote of a plurality of the votes cast at the Annual Meeting will be required to elect each of the nominees named below to the Board of Directors. The Board of Directors nominates individuals to serve on the Board of Directors. Additionally, the Board of Directors may consider nominations submitted in writing by shareholders.

The Board of Directors recommends that you vote your shares “FOR” the election of the nominees.

The Nominees

Information concerning the nominees for election to the Board of Directors, as of March 15, 2006, is set forth below:

Name	Age	Positions Held with West Suburban	Director Since	Years with West Suburban
Kevin J. Acker	56	Chairman, Chief Executive Officer and Director	1986	20
David S. Bell	53	Director	1995	11
Duane G. Debs	49	President, Chief Financial Officer and Director	1997	19
Charles P. Howard	53	Director	1994	12
Peggy P. LoCicero	50	Director	1994	12

The business experience of each of the above-mentioned nominees for the past five or more years, and certain other biographical information, is set forth below:

Kevin J. Acker. Mr. Acker became Chairman and Chief Executive Officer during 1993 and had been a Vice President of West Suburban since it was incorporated in 1986. Mr. Acker has served as Senior Vice President of the Bank since May 1997. He received his Master in Business Administration from Indiana University in 1973. Kevin J. Acker is the brother of Keith W. Acker, Chief Operations Officer of West Suburban and President of the Bank, and the brother of Craig R. Acker, a director of the Bank.

David S. Bell. Mr. Bell served as Director of the Bank from 1990 to May 1997. From 1974 to present, he has maintained a certified public accounting practice. Mr. Bell is a partner in Lexington Square Senior and Health Care Centers. He received a Bachelor of Science and a Master in Business Administration degree from Northern Illinois

University in DeKalb, Illinois, a Master of Science degree from DePaul University in Chicago, Illinois and his Certified Public Accountant’s certificate from the State of Illinois.

Duane G. Debs. Mr. Debs is the President and Chief Financial Officer of West Suburban. Mr. Debs served as Vice President of the Bank from 1987 to May 1997, and has served as Senior Vice President of the Bank since May 1997. Mr. Debs has also served as Comptroller of the Bank since 1987. He received a Bachelor of Science degree from Illinois State University in Bloomington/Normal, Illinois in 1978 and his Certified Public Accountant’s certificate from the State of Illinois.

Charles P. Howard. Mr. Howard currently serves as Business Administrator of Parkview Community Church and served as Business Operations Director of Inner City Impact from May 1995 to April 2000. From 1993 to May 1995 he served as Vice President of Howard Concrete Company, Inc. He received a Bachelor of Arts degree from Trinity College and a Master of Arts degree from Wheaton College in Wheaton, Illinois.

Peggy P. LoCicero. Ms. LoCicero served as Cashier of the Bank from 1985 to 1987 and served as Director of the Bank from 1987 to May 1997. She received a Bachelor of Arts degree from Elmhurst College in Elmhurst, Illinois in 1977.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers and directors and persons who own more than 10% of Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which shares of West Suburban Common Stock are traded. Such persons are also required to furnish West Suburban with copies of all Section 16(a) forms they file. Based solely on West Suburban’s review of the copies of such forms furnished to West Suburban and, if appropriate, representations made to West Suburban by any such reporting person concerning whether a Form 5 was required to be filed for the 2005 fiscal year, West Suburban is not aware that any of its directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2005.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The Board of Directors is comprised of five directors, who are elected each year to serve on the Board of Directors until the next annual meeting of shareholders or until their successors are elected and qualified. Currently, the directors are Messrs. Kevin J. Acker, David S. Bell, Duane G. Debs and Charles P. Howard and Ms. Peggy P. LoCicero. The Board of Directors has determined that all of the directors are “independent” as defined by the Nasdaq Stock Market, Inc., with the exception of Mr. Acker and Mr. Debs, who are executive officers of West Suburban, and the Board of Directors has determined that the independent directors do not have other relationships with West Suburban that prevent them from making objective, independent decisions.

The Board of Directors held five meetings during 2005. All of the directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served. The Board of Directors typically schedules a meeting in conjunction with West Suburban’s Annual Meeting. West Suburban encourages all of the members of the Board of Directors to attend the Annual Meeting. Last year, all five of the members of the Board of Directors attended West Suburban’s Annual Meeting. In 2005, each director of West Suburban received a monthly retainer of $1,500.

Audit Committee

West Suburban and the Bank each maintain separate audit committees. West Suburban’s Audit Committee appoints, retains and reviews the results and services performed by the Company’s independent registered public accounting firm, reviews with management and the internal audit department the systems of internal control and internal audit reports and ensures that the Company’s books and records are kept in accordance with applicable accounting principles and standards. The members of West Suburban’s Audit Committee are Mr. Bell, Ms. LoCicero and Mr. Howard, each of whom are “independent” directors, as that term is defined by the Nasdaq Stock Market, Inc. West Suburban’s Audit Committee met five times during 2005. The Board of Directors and the Audit Committee have adopted a written charter as well as a policy concerning the pre-approval of non-audit services to be provided by West Suburban’s independent registered public accounting firm.

Although West Suburban’s Audit Committee does not include an “audit committee financial expert” as defined by regulations of the SEC, the Board believes that each of the members of the Audit Committee possesses knowledge and experience sufficient to understand the complexities of the financial statements of West Suburban.

Compensation Committee

West Suburban has established a Compensation Committee that sets the compensation and benefits for the chief executive officer as well as reviews the compensation and benefits for the other officers and employees of the Company. The members of this committee are Mr. Bell, Ms. LoCicero and Mr. Howard. Each of the members is considered “independent” as defined by the Nasdaq Stock Market, Inc., an “outside” director pursuant to Section 162(m) of the Internal Revenue Code of 1986 and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. During 2005, the Compensation Committee met three times. The Board of Directors has not adopted a written charter for the Compensation Committee.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Company’s code of ethics is available in the Shareholder Information section of the Company’s website, www.westsuburbanbank.com.

Nomination of Directors

The entire Board of Directors of West Suburban participates in identifying and evaluating nominees for directors. The Board of Directors does not currently have a separate charter for its nominating functions nor has it adopted a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder or a formal policy for identifying and evaluating nominees for directors (including nominees recommended by shareholders). At this time, the Board of Directors believes maintaining a separate nominating committee and a formal policy regarding director nominees recommended by shareholders are not necessary.

In identifying nominees for directors, West Suburban’s Board of Directors evaluates incumbent directors, Board nominees and persons nominated by shareholders, if any. Generally, West Suburban’s Board of Directors believes that nominees for election to the Board of Directors must possess certain minimum qualifications and attributes. These qualifications and attributes include strong personal integrity, character and ethics and a commitment to ethical business and accounting practices, demonstrated leadership skills and sound judgment and a strong sense of service to the communities that we serve. The Board of Directors also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as an effective member of the Board of Directors and to ensure the nominees’ “independence” so that at least a majority of the directors will be deemed independent in accordance with SEC requirements. Currently, West Suburban does not pay any fees to any third party to identify or assist in identifying or evaluating nominees for directors.

Shareholder Communications; Nomination and Proposal Procedures

Shareholder Communication with the Board of Directors. Shareholders of West Suburban may contact any member of the Board of Directors, or the entire Board of Directors, through the Corporate Secretary either in person, in writing or by phone at (630) 652-2500. Any communication will promptly be forwarded to the Board of Directors as a group or to the attention of a specified director. All letters should be mailed to West Suburban Bancorp, Inc., 2800 Finley Road, Downers Grove, Illinois 60515, Attn: Corporate Secretary and should indicate that the author is a shareholder of West Suburban.

Shareholder Nominations. West Suburban’s Bylaws provide shareholders who are entitled to vote for the election of directors at a meeting the right to nominate candidates for election as directors by following the procedures set forth in West Suburban’s Bylaws. As described in more detail in West Suburban’s Bylaws, a shareholder must deliver a notice in writing to the Corporate Secretary of West Suburban not less than 90 days nor more than 120 days in advance of, for an annual meeting, the first anniversary date of the previous year’s annual meeting, and for a special meeting, the date of the special meeting. The shareholder notice must set forth information regarding the proposed nominees, including their name, age, business address, residential address, principal occupation or employment, the number of shares of West Suburban Common Stock beneficially owned by them and certain other information required to be disclosed by the federal securities laws. In addition, the shareholder notice must also include information with respect to the nominating shareholder, including the number of shares of West Suburban Common Stock beneficially owned by the shareholder. West Suburban’s Board of Directors will consider shareholder nominees on the same terms as nominees selected by the Board of Directors.

Other Shareholder Proposals. Proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Corporate Secretary of West Suburban, 2800 Finley Road, Downers Grove, Illinois 60515, no later than December 8, 2006 in order for such proposal to be included in West Suburban’s 2007 proxy statement and form of proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 15, 2006, to the knowledge of the Board of Directors, the following persons were beneficial owners of more than five percent (5%) of West Suburban Common Stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percentage Owned
Keith W. Acker (2)(3) c/o West Suburban Bancorp, Inc. 711 South Meyers Road Lombard, IL 60148	26,559	6.14%

Craig R. Acker (2)(4) c/o West Suburban Bancorp, Inc. 711 South Meyers Road Lombard, IL 60148	23,182	5.36%

(1)           The information contained in this column is based upon information furnished to West Suburban by the individuals named above. The number of shares presented includes shares held directly or held by certain members of the named individuals’ families over which shares the named individuals may be deemed to have shared voting and investment power and shares beneficially owned through the West Suburban Bank Employee Stock Ownership Plan and Trust (“ESOP”). Inclusion of shares does not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2)           A member of the Acker family. The Acker family, which consists of Ralph L. and Arlis Acker, Keith W. Acker, Kevin J. Acker, Craig R. Acker and Alana S. Acker and their related interests, owns, in aggregate, 85,993 shares of West Suburban Common Stock.

(3)           The amount reported includes 122 shares held directly by Mr. Acker, 7,912 shares held in the ESOP, 18,525 shares held in a family limited partnership.

(4)           The amount reported includes 7,361 shares held in the ESOP, 15,327 shares held in a family limited partnership, 246 shares held jointly by Mr. Acker and his wife and 248 shares held by Mr. Acker’s children.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of March 15, 2006, with respect to the shares of West Suburban Common Stock beneficially owned by: (i) each executive officer of the Company; (ii) each nominee for election as a director of the Company; (iii) all executive officers and directors of West Suburban as a group; and (iv) all directors and executive officers of the Company as a group.

Name and Positions Held	Shares of Common Stock Beneficially Owned (1)	Percentage Owned
Kevin J. Acker (2) Chairman and Chief Executive Officer and Director of West Suburban and Senior Vice President - Marketing of the Bank	17,390	4.02%

David S. Bell (3) Director of West Suburban	959	0.22%

Duane G. Debs (4) President, Chief Financial Officer and Director of West Suburban and Senior Vice President - Comptroller of the Bank	1,296	0.30%

Charles P. Howard (5) Director of West Suburban	2,744	0.63%

Peggy P. LoCicero (6) Director of West Suburban	7,807	1.81%

Keith W. Acker (7) Chief Operations Officer of West Suburban and President and Director of the Bank	26,559	6.14%

Michael P. Brosnahan (8) Vice President of West Suburban and Senior Vice President - Commercial Lending of the Bank	1,718	0.40%

All directors and executive officers of West Suburban as a group (7 persons)	58,473	13.52%

All directors and executive officers of the Company as a group (15 persons)	142,557	32.96%

(1)   Includes stock beneficially owned through the ESOP. The information contained in this column is based upon information furnished to West Suburban by the individuals named above and the members of the designated group and includes shares held directly and in a fiduciary capacity, and held by certain members of the named individuals’ families over which shares of the named individuals may be deemed to have shared voting and investment power. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2)   The amount reported includes 3,021 shares held in the ESOP and 14,369 shares held in a family limited partnership.

(3)   The amount reported includes 541 shares held directly by Mr. Bell, 368 shares held in a family trust and 50 shares held in
Mr. Bell’s children’s trust.

(4)   The amount reported includes 1,046 shares held in the ESOP and 250 shares held jointly by Mr. Debs and his wife.

(5)   The amount reported includes 40 shares held directly by Mr. Howard, 1,064 shares held in an individual retirement account, 1,546 shares held in trust for the benefit of Mr. Howard’s wife and 94 shares held by Mr. Howard’s children.

(6)   The amount reported includes 4,331 shares held directly by Ms. LoCicero, 2,187 shares held in trusts and 42 shares held in an individual retirement account, 257 shares held by Ms. LoCicero’s husband and 990 shares held by Ms. LoCicero’s children.

(7)   The amount reported includes 122 shares held directly by Mr. Acker, 7,912 shares held in the ESOP, 18,525 shares held in a family limited partnership.

(8)   The amount reported includes 1,255 shares held in the ESOP and 431 shares held in trusts for the benefit of Mr. Brosnahan, and 32 shares held in an individual retirement account.

EXECUTIVE COMPENSATION

Presented below is a Summary Compensation Table that sets forth the remuneration of the Company’s chief executive officer and the four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2005:

Summary Compensation Table

Name and Principal	Annual Compensation				All Other Compensation (5)
Position Held with the Company	Year	Salary (1)(2)	Bonus (3)	Other (4)
Kevin J. Acker	2005	$267,435	$40,115	$18,002	$54,400
Chairman and Chief Executive Officer	2004	$260,130	$40,115	$18,326	$53,700
and Director of West Suburban and	2003	$268,329	$129,196	$15,318	$60,000
Senior Vice President - Marketing
of the Bank

Keith W. Acker	2005	$293,310	$43,996	$21,715	$54,400
Chief Operations Officer of West	2004	$285,298	$43,996	$20,198	$53,700
Surburban and President and Director	2003	$294,291	$141,696	$9,544	$60,000
of the Bank

Michael P. Brosnahan	2005	$220,633	$33,095	$27,172	$54,400
Vice President of West Suburban	2004	$214,607	$33,095	$26,252	$53,700
and Senior Vice President - Commercial	2003	$221,371	$106,586	$16,103	$60,000
Lending of the Bank

Duane G. Debs	2005	$207,000	$31,050	$24,806	$54,400
President, Chief Financial Officer	2004	$199,297	$31,050	$24,758	$53,700
and Director of West Suburban and	2003	$205,058	$98,732	$13,199	$60,000
Senior Vice President - Comptroller
of the Bank

Daniel P. Grotto	2005	$213,292	$33,095	$17,215	$54,400
Senior Vice President - Business	2004	$181,154	$31,050	$17,177	$53,700
Development and Prepaid Solutions	2003	$181,731	$87,500	$5,139	$52,730
of the Bank

(1)           Includes amounts deferred by the named executive officers pursuant to the Director and Senior Management Deferred Compensation Plan (the “Deferred Compensation Plan”). For the year 2005, deferrals in the amount of $57,000, $80,000 and $10,000 were made by Messrs. Kevin Acker, Keith Acker, and Brosnahan, respectively, under the terms of the Deferred Compensation Plan. For the year 2004, deferrals in the amount of $52,000, $80,000, $23,400 and $13,000 were made by Messrs. Kevin Acker, Keith Acker, Brosnahan and Debs, respectively. For the year 2003, deferrals in the amount of $54,000, $80,000, $13,500, $5,000, $25,000 were made by Messrs. Kevin Acker, Keith Acker, Brosnahan, Debs and Grotto, respectively.

(2)           Salary for the year 2003 includes 27 payroll periods, which reflects one payroll period more than 2005 and 2004.

(3)           Bonuses are typically paid during the quarter following the annual period to which the bonus relates.

(4)           Includes the value of insurance benefits and membership dues and other customary charges for a country club.

(5)           Represents contributions by the Bank to the ESOP and contributions by the Bank under the Deferred Compensation Plan. For each of the years 2005, 2004 and 2003, the Company contributed $25,000 on behalf of each of Messrs. Kevin Acker, Keith Acker, Brosnahan, Debs and Grotto under the Deferred Compensation Plan.

Employment Agreements

General. West Suburban has employment agreements with certain executive officers of the Company, including each of the individuals named in the Summary Compensation Table (the “Covered Executives”). The purpose of the employment agreements is to ensure the continued employment of the executive officers with the Company. Generally, the employment agreements of the Covered Executives are similar except for differences in the cash compensation and incentive payments of the Covered Executives. The employment agreements were amended, restated and became effective as of March 8, 2004.

Compensation and Benefits. The annual base salary paid to the Covered Executives during 2005 was $267,435 for Kevin J. Acker, $293,310 for Keith W. Acker, $220,633 for Michael P. Brosnahan, $207,000 for Duane G. Debs and $213,292 for Daniel P. Grotto. Based on certain factors that included the performance of the Company during 2005, the Covered Executives received cash bonuses in the following amounts: $40,115 to Kevin J. Acker, $43,996 to Keith W. Acker, $33,095 to Michael P. Brosnahan, $31,050 to Duane G. Debs and $33,095 to Daniel P. Grotto. The current term of the employment agreements of each Covered Executive ends December 31, 2008, and is extended annually for an additional one-year period unless the Company or the Covered Executive provides a notice of non-renewal no later than November 1 of each year, thereby providing a continual term of between 26 and 38 months.

Termination. Each employment agreement terminates upon the Covered Executive’s death. Upon involuntary termination of employment (other than for “cause”), non-extension of the agreement or constructive termination by the Company, the Company will be obligated to pay or provide to the Covered Executive salary, bonus (based on the historical three year average of bonus payments) and all plan benefits (including club dues and contributions to the applicable deferred compensation plan) until the expiration of the then current term of the employment agreement. In the case of the non-extension of the term of the employment agreement, the Covered Executive must remain employed through the end of the term to receive these payments and benefits. “Constructive termination” is defined as any one of the following: the Covered Executive is removed from his officer position, unless promoted, or is not vested with the powers and authority of his officer position; the Covered Executive’s primary employment location moves more than 30 miles; or West Suburban commits a material breach of the employment agreement. The term “cause” is defined in each employment agreement to include, without limitation, a material violation by the Covered Executive of any applicable material law or regulation with respect to the Company’s business, the conviction of the Covered Executive of a felony or an act of dishonesty in connection with the performance of his duties or which disqualifies him from serving as an officer or director or the willful or negligent failure of the Covered Executive to perform his duties under the employment agreement in any material respect.

Upon voluntary termination of employment by the Covered Executive, other than due to “constructive discharge,” the Covered Executive would be entitled to a payment equal to, in the case of Messrs. Kevin and Keith Acker, one and one-half times their then current annual base salary and one and one-half times the base annual deferred compensation contribution made to the Deferred Compensation Plan for the prior year, and, in the case of Messrs. Brosnahan, Debs and Grotto, nine times their then current monthly base salary and three-quarters of the base annual deferred compensation contribution made to the Deferred Compensation Plan for the prior year. In all instances, the Covered Executive is subject to confidentiality requirements following any such termination. In the event that the Covered Executive’s employment is terminated due to disability, the executive would be provided with 80% of his base salary (reduced by any disability benefits received by the executive) and insurance coverages until the earlier of the date of his death or the date on which he returns to work. In the event a Covered Executive retires under his employment agreement after attaining the age of 62, then until the Covered Executive’s death, the Covered Executive and his spouse will be entitled to participate, at the Company’s expense, under the health, life and long term care insurance programs. In the event that each of the Covered Executives voluntarily terminated as of December 31, 2005, they would be entitled to approximately the following aggregate payments and benefits: $439,000, $478,000, $185,000, $174,000 and $185,000 for Messrs. Kevin Acker, Keith Acker, Brosnahan, Debs and

Grotto, respectively. In the event that each of the Covered Executives were terminated by the Company other than for “cause” as of December 31, 2005, they would be entitled to approximately the following aggregate payments and benefits: $675,000, $740,000, $557,000, $522,000 and $543,000 for Messrs. Kevin Acker, Keith Acker, Brosnahan, Debs and Grotto, respectively.

Change of Control. In the event of a change in control of West Suburban, as defined under the employment agreements, and the involuntary termination (for any reason) or voluntary termination (for any reason within 24 months following a change in control) of employment of the Covered Executive, either West Suburban or its successor, is obligated to make a lump sum payment equal to three times the sum of the Covered Executive’s then current annual base salary, the average of the most recent three years’ annual contributions to the Deferred Compensation Plan and the ESOP and the average of the most recent three years’ annual bonuses. The Covered Executive is also entitled to participate in the Company’s health, life and long term care insurance programs until the Covered Executive’s death. In addition, the Covered Executive is entitled to any additional payment necessary to make him whole for any excise taxes that may be imposed. In the event that each of the Covered Executives was terminated following a change of control, as of December 31, 2005, he would be entitled to approximately the following aggregate payments and benefits: $1,180,000, $1,278,000, $1,003,000, $950,000 and $982,000 for Messrs. Kevin Acker, Keith Acker, Brosnahan, Debs and Grotto, respectively, excluding the gross up payment, if any.

Other Benefits and Perquisites. The employment agreements also provide for (i) contributions to be made by the Company on behalf of each Covered Executive under the Company’s Deferred Compensation Plan (described below) an annual amount of not less than $25,000, (ii) the continued coverage of the Covered Executive, and the executive’s spouse, under long-term care insurance, with all such premium expense borne by the Company, and (iii) the reimbursement of country club membership dues and charges, other than with respect to Mr. Grotto.

Directors and Senior Management Deferred Compensation Plan

During April, 2001, West Suburban adopted the Deferred Compensation Plan to succeed to the Company’s obligations under certain Deferred Compensation and Split-Dollar Insurance Agreements with certain executive officers of the Company, including each of the individuals named in the Summary Compensation Table. The purpose of the Deferred Compensation Plan is to ensure the continued employment of the executive officers with the Company and to assist the executives in establishing a program to provide supplemental retirement benefits, disability and pre-retirement death benefits. The amount of the benefits received by the Company’s chief executive officer and the four most highly compensated executives is included in the Summary Compensation Table under the Salary column. In the event of a change of control of West Suburban, the sum of all account balances under the Deferred Compensation Plan is to be contributed to a rabbi trust and the Deferred Compensation Plan may not be amended or terminated without the consent of all of the participants. As of February 28, 2006, there were aggregate accrued obligations under the Deferred Compensation Plan of approximately $4,442,000 for Messrs. Kevin Acker, Keith Acker, Brosnahan, Debs and Grotto.

Compensation Committee Interlocks and Insider Participation

During 2005, West Suburban’s Compensation Committee was comprised of Mr. Bell, Ms. LoCicero and Mr. Howard. No member of the Compensation Committee was an officer or employee of West Suburban during 2005.

Report of the Compensation Committee on Executive Compensation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by West Suburban shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

General

As members of the Compensation Committee, it is our duty to review in detail all aspects of compensation of our Chief Executive Officer and the other members of senior management, to evaluate the performance of management and to consider management succession and other related matters. Each of the members of the Compensation Committee is considered “independent” as defined by the Nasdaq Stock Market, Inc., an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.

Compensation Overview

In reviewing an executive officer’s compensation, the Compensation Committee considers and evaluates all components of the executive officer’s total compensation package. This involves reviewing the executive officer’s salary, bonus, perquisites, deferred compensation, benefit under the ESOP, payments due upon retirement or a change of control, if any, and all other payments and awards that the executive officer earns.

The Board of Directors and the Compensation Committee retained Crowe Chizek to provide comparative compensation information so as to enable the Board of Directors and the Compensation Committee to evaluate the manner in which the compensation levels of its executive officers compare to executives at peer organizations. The information provided by Crowe Chizek, which may be based on industry surveys, indicated that the total direct compensation for the executive officers, as a group, of West Suburban was not in excess of the compensation levels of peer organizations within the Company’s market area.

Components of Compensation

General. West Suburban has entered into employment and deferred compensation agreements with its executive officers. The agreements establish compensation packages that consist principally of a base salary amount, a deferred compensation amount and a benefit under the ESOP, as well as a discretionary bonus that has generally been awarded based upon the performance of the Company. Participation in the ESOP is not only intended to provide a retirement benefit to the executive officers, but to also serve as incentive compensation that is directly contingent upon performance of the Company. The employment agreements also provide for certain payments upon a voluntary or involuntary termination of the executive officer’s employment or upon a termination following a change in control of West Suburban.

Salary. The Compensation Committee reviews each executive officer’s base salary on an annual basis. The salaries may be adjusted to reflect the Company’s financial performance, including, earnings per share, net income and return on assets. Additionally, base salaries are determined by examining, among other things, the executive officer’s level of responsibility, authority, prior experience, time in position, education, breadth of knowledge and internal performance objectives. The Compensation Committee considers all of the factors described above on a subjective basis in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered.

Bonus. The employment agreements of the executive officers generally provide that the executive officers are eligible to receive an annual bonus in an amount, if any, determined by the Compensation Committee. In making such determinations, the Compensation Committee generally establishes benchmarks related to the Company’s performance. Based on benchmarks established by the Compensation Committee, the Compensation Committee determined that the Company’s year 2005 return on average assets of 1.43% was sufficient to award bonus amounts of $40,115 to Kevin J. Acker, $43,996 to Keith W. Acker, $33,095 to Michael P. Brosnahan, $31,050 to Duane G. Debs and $33,095 to Daniel P. Grotto.

Deferred Compensation, ESOP Contributions and Perquisites. In addition to base salary and bonus, the Compensation Committee also reviews the other elements of each executive officer’s total compensation package, including contributions for the benefit of the executive officer to the Deferred Compensation Plan, country club membership benefits, long term care insurance provided for the executive officer and his spouse and other perquisites provided to the executive officer.

Chief Executive Officer’s Compensation

Kevin J. Acker, our Chairman and Chief Executive Officer, is a party to an employment agreement that was approved by the Compensation Committee. The terms of the employment agreement were established through negotiations with Mr. Acker and reflect our belief and confidence in Mr. Acker’s skill and expertise in serving as our Chief Executive Officer. During its review of
Mr. Acker’s compensation for 2006, the Compensation Committee reviewed the Company’s general performance, including return on average assets, earnings per share and net income. The Compensation Committee also assessed Mr. Acker’s effectiveness in leadership and communication skills, as demonstrated by the level at which the Bank attains its targets for earnings and asset quality, and the effectiveness of the strategic and operating planning process. During 2005, our return on average assets was 1.43%, earnings per share was $58.93 and net income was $25.5 million.

As a result of Mr. Acker’s individual performance as well as our financial results, the Compensation Committee approved a base salary of $267,435 for Mr. Acker in 2006. Because the Company met certain of its financial performance goals, Mr. Acker also received a discretionary bonus of $40,115. Mr. Acker also received other compensation of $72,402, which included $11,282 of insurance benefits, $25,000 of Company contributions under the Deferred Compensation Plan, $29,400 in contributions by the Bank to the ESOP, as well as $6,720 for reimbursement of membership dues and other customary charges for a country club.

The Compensation Committee monitors the change in control payments that executives may be entitled to receive. As of December 31, 2005, in the event of a change in control resulting in Mr. Acker’s termination of employment, he would be entitled to receive approximately $1,180,000, excluding the gross up payment, if any, from the Company as a result of the provisions under his employment agreement and other agreements.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction to $1 million for compensation paid to certain executive officers of public companies. The limitations on the deductibility of executive compensation imposed under Section 162(m) did not affect the deductibility of compensation paid during 2005 to West Suburban’s executive officers. However, the Compensation Committee will continue to evaluate the impact which Section 162(m) may have on the Company and take such actions as it deems appropriate.

American Jobs Creation Act of 2004

During 2005, the Compensation Committee closely monitored the regulatory developments under Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004 and deals with specific tax rules for non-qualified deferred compensation plans. The Company intends to amend and restate its non-qualified deferred compensation plans prior to the expiration of the transition period on December 31, 2006 in order to ensure its plans are in full compliance with the American Jobs Creation Act of 2004. During 2005, the Company revised the distribution procedures under the plans as necessary to comply with transitional guidance.

Conclusion

The Compensation Committee believes the executive compensation policies and programs described above effectively serve the interests of the Company and our shareholders. The Compensation Committee believes these policies motivate executive officers to contribute to our overall future success, thereby enhancing the value of the Company for the benefit of all shareholders.

Submitted by the Compensation Committee of the Board of the Directors

David S. Bell

Charles P. Howard

Peggy P. LoCicero

STOCK Performance Presentation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by West Suburban shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

The Securities and Exchange Commission requires that West Suburban include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the Standard & Poor’s 500 Stock Index (“S&P 500”) and either a nationally recognized industry standard or an index of peer companies selected by West Suburban. The Board of Directors has elected to compare an investment in its stock to a peer group index rather than a published industry index because it believes the peer group index includes companies whose businesses are more similar to that of the Company than any published index. The peer group index is comprised of the following companies selected by West Suburban (based on their similarity in size, loan portfolios and business markets): 1st Source Corporation; AMCORE Financial Inc.; Corus Bankshares Inc.; First Oak Brook Bancshares Inc.; MB Financial Inc.; Midwest Banc Holdings Inc.; Old Second Bancorp, Inc.; PrivateBancorp, Inc.; State Financial Services Corporation(1); and Wintrust Financial Corporation.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG WEST SUBURBAN BANCORP, INC., THE S & P 500 INDEX
AND A PEER GROUP

*$100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

(1)           State Financial Services Corporation was acquired by Associated Banc-Corp, Inc. and deregistered as a public company during the fourth quarter of 2005.

The following table sets forth the dollar amounts of the annual Total Returns (as defined below) for the Company, the S&P 500 and the peer group, which are plotted on the line graph on the previous page. “Total Return” means the sum of dividends received, assuming dividend reinvestment, and the increase (or decrease) in the share price at the end of the period compared to the beginning of the period, divided by the share price at the beginning of the period.

	Total Return Based on Initial Investment of $100.00
	2000	2001	2002	2003	2004	2005
The Company	$100.00	$113.40	$122.40	$151.47	$164.41	$175.58
S&P 500	$100.00	$88.12	$68.64	$88.33	$97.94	$102.75
Peer Group	$100.00	$125.53	$145.04	$208.22	$265.36	$269.99

The Total Returns of the companies included in the above peer group have been assigned various weights based on their relative market capitalizations. The weights assigned to each company included in the above peer group are as follows:

Peer Group

	Annual Market Capitalization Weights (%)
	2001	2002	2003	2004	2005
1st Source Corporation	15.3%	14.8%	9.4%	8.2%	7.5%
AMCORE Financial Inc.	23.1%	19.1%	14.3%	12.3%	11.2%
Corus Bankshares Inc.	29.6%	22.1%	16.5%	15.8%	18.9%
First Oak Brook Bancshares Inc.	4.8%	5.2%	5.3%	5.3%	4.5%
MB Financial Inc.	4.0%	6.6%	16.3%	17.6%	17.0%
Midwest Banc Holdings Inc.	6.9%	7.8%	8.2%	7.2%	5.5%
Old Second Bancorp, Inc.	5.9%	7.9%	7.3%	6.0%	6.0%
PrivateBancorp, Inc.	1.8%	3.2%	5.0%	8.1%	9.2%
State Financial Services Corporation	2.8%	3.1%	3.4%	3.4%	2.9%
Wintrust Financial Corporation	5.8%	10.2%	14.3%	16.1%	17.3%
	100.0%	100.0%	100.0%	100.0%	100.0%

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Some of the directors and officers of West Suburban, and some of their family members and the corporations and firms with which these individuals are associated, are customers of the Bank in the ordinary course of business, and/or are indebted to the Bank for loans in the amount of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to the Bank in the future. Management of the Company believes that loans to these individuals do not involve more than the normal risk of collectibility and were made on substantially the same terms, including interest rates and collateral provided, as those prevailing for comparable loans in transactions with others.

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by West Suburban shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

West Suburban’s Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company’s financial reporting process, audit process and internal controls. West Suburban’s Audit Committee also reviews the audited financial statements and recommends to the Board of Directors that they be included in West Suburban’s annual report on Form 10-K. West Suburban’s Audit Committee is comprised solely of outside directors.

West Suburban’s Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management and Crowe Chizek, the Company’s independent registered public accounting firm. West Suburban’s Audit Committee has also discussed with Crowe Chizek the independence of Crowe Chizek and the matters required to be discussed by Statement on Accounting Standards No. 61 as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek, West Suburban’s Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of West Suburban

David S. Bell

Charles P. Howard

Peggy P. LoCicero

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

West Suburban’s Audit Committee has engaged Crowe Chizek to audit the financial statements of the Company for the year ended December 31, 2006, subject to the ratification of the engagement by West Suburban’s shareholders. A representative of Crowe Chizek is expected to attend the Annual Meeting and will have the opportunity to make a statement, if he or she so desires, as well as to respond to appropriate questions that may be asked by a shareholder. If the appointment of the independent registered public accounting firm is not ratified, the matter of the appointment of the independent registered public accounting firm will be considered by West Suburban’s Audit Committee.

The Board of Directors recommends that you vote your shares “FOR” the ratification of the engagement of Crowe Chizek and Company LLC as our independent registered public accounting firm for the year ending December 31, 2006.

Accounting Fees and Services

The following table presents fees for professional services rendered by Crowe Chizek during the years ended December 31, 2005 and 2004.

	For the year ended December 31,
	2005	2004
Audit Fees (1)	$142,790	$136,298
Audit-Related Fees (2)	143,060	185,150
Tax Fees (3)	39,100	15,650
All Other Fees (4)	6,875	144,114

(1)           Audit Fees related to the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004 and for the required review of the Company’s interim financial statements included in its Form 10-Q for the years 2005 and 2004.

(2)           The majority of Audit-Related Fees related to the audit of the financial statements of the Bank’s ESOP, services regarding Section 404 of the Sarbanes-Oxley Act of 2002 and services regarding the Company’s internal controls as required by the Federal Deposit Insurance Corporation Improvement Act, as amended.

(3)           Tax Fees generally related to professional services rendered for tax compliance, tax advice and tax planning.

(4)           All Other Fees generally related primarily to various consulting services performed by Crowe Chizek.

West Suburban’s Audit Committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Chizek to be incompatible with maintaining its independence as the Company’s principal independent registered public accounting firm.

Audit Committee Pre-Approval Policy

West Suburban’s Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the independent registered public accounting firm for that purpose. Consideration and approval of such services generally occur at the Audit Committee’s regularly scheduled meetings. In situations where it is impractical to wait until the next regularly scheduled meeting, the Audit Committee has delegated the authority to approve the audit, audit-related, tax and other services to the chairman of the Audit Committee. Approvals of audit, audit-related, tax and other services pursuant to the above-described delegation of authority must be reported to West Suburban’s full Audit Committee at its next regularly scheduled meeting.

FAILURE TO INDICATE CHOICE

IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN PROPOSAL (1) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED (FOR) EACH OF THE NOMINEES. IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN PROPOSAL (2) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED (FOR) THE RATIFICATION OF THE ENGAGEMENT OF CROWE CHIZEK AND COMPANY LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

FORM 10-K

The Company will furnish, without charge, a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and the schedules and exhibits thereto, upon written request of any shareholder of West Suburban. Requests for such materials should be directed to Mr. Duane G. Debs, President, West Suburban Bancorp, Inc., 2800 Finley Road, Downers Grove, Illinois 60515. In addition, the Company’s annual report on Form 10-K is available through the Company’s website at www.westsuburbanbank.com and the SEC’s website at www.sec.gov.

OTHER BUSINESS

It is not anticipated that any matters will be presented to the shareholders other than those mentioned in this proxy statement. However, if other matters are brought before the Annual Meeting, it is intended that the persons named in the proxies will vote those proxies, provided the proxies are not limited to the contrary, in their discretion.

By Order of the Board of Directors,

April 7, 2006
Lombard, Illinois	Kevin J. Acker
Chairman and Chief Executive Officer

ALL SHAREHOLDERS ARE REQUESTED
TO SIGN AND MAIL THEIR PROXIES PROMPTLY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
WEST SUBURBAN BANCORP, INC.

To Be Held on May 10, 2006

The undersigned hereby appoints Keith W. Acker and George E. Ranstead and each or either of them with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of West Suburban Bancorp, Inc. to be held at 711 South Meyers Road, Lombard, Illinois on the 10th day of May, 2006 at 8:00 A.M. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of the Annual Meeting and proxy statement, receipt of which is hereby acknowledged:

1.	Election of directors.

For

Withhold Authority

	Kevin J. Acker	☐	☐
	David S. Bell	☐	☐
	Duane G. Debs	☐	☐
	Charles P. Howard	☐	☐
	Peggy P. LoCicero	☐	☐

2.	Ratification of Crowe Chizek and Company LLC as the Company’s independent registered public accounting firm.

For

Against

Abstain

		☐	☐ ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1 AND “FOR” PROPOSAL 2.

NOTE:   Please date proxy and sign it exactly as name or names appear on West Suburban’s records. All joint owners of shares MUST sign in order for the proxy to be valid. State full title when signing as executor, administrator, trustee, guardian, etc. Please return proxy in the enclosed envelope.

Dated:	, 2006

Please Sign Here:

Print Name: